Exhibit 1.2
EXECUTION COPY
MEDICAL PROPERTIES TRUST, INC.
$50,000,000
Securities of Common Stock
(par value $0.001 per share)
EQUITY DISTRIBUTION AGREEMENT
November 9, 2009
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Ladies and Gentlemen:
     MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (the “Company”), and MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and majority owned subsidiary of the Company (the “Operating Partnership” and together with the Company, the "Transaction Entities"), confirm their agreement (this “Agreement”) with DEUTSCHE BANK SECURITIES INC. (“DBSI”), as follows:
     Section 1. Issuance and Sale of Securities.
          The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through DBSI, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $50,000,000 (the "Maximum Amount"). The Company agrees that if DBSI determines that DBSI will purchase any Securities on a principal basis, then the Company will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and DBSI covering such purchase. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on maximum aggregate sale price of Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and DBSI shall have no obligation in connection with such compliance. The issuance and sale of Securities through DBSI will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Securities.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (the “Securities Act Regulations"), with the Commission a registration statement on Form S-3 (File No. 333-

140433), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Exchange Act Regulations"). The Company has prepared a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement") to the base prospectus included as part of such registration statement. The Company will furnish to DBSI, for use by DBSI, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the "Registration Statement.” The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es), is herein called the "Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission via EDGAR (other than in connection with any opinion given by counsel in Section 7 hereof, which hereby expressly excludes any copy filed via EDGAR).
     Any reference herein to the registration statement, the Registration Statement, any Prospectus Supplement, Prospectus or any Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the "Incorporated Documents"), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of Prospectus Supplement, Prospectus or such Free Writing Prospectus, as the case may be, and incorporated therein by reference.
     Section 2. Placements.
          Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify DBSI by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price per share below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from DBSI set forth on Exhibit B, as such Exhibit B may be amended from time to time. The Placement Notice shall be effective upon receipt by DBSI unless and until (1) in accordance with the notice requirements set forth in the second sentence of this paragraph, DBSI declines to accept the terms contained therein for any reason, in its sole discretion, (2) the entire amount of the Placement Securities have been sold, (3) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company suspends or terminates the Placement Notice, (4) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (5) the Agreement has been terminated under the provisions of Section 13 or (6) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to DBSI in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor DBSI will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to DBSI and DBSI does not decline the terms of such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Section 2 and the terms of a Placement Notice, the terms of the Placement Notice will control.
     Section 3. Sale of Placement Securities by DBSI.
          Subject to the provisions of Section 6(a), DBSI, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices an applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the "NYSE"), to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. DBSI will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to DBSI pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by DBSI (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, DBSI may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, DBSI may also sell Placement

Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, "Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
     Section 4. Suspension of Sales.
          The Company or DBSI may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend the sale of Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such exhibit may be amended from time to time.
     Section 5. Representations and Warranties by the Transaction Entities.
          Each of the Transaction Entities, jointly and severally, represents and warrants to DBSI as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of each Applicable Time, and agrees with DBSI, as follows:
          (a) The Company satisfies all of the requirements of the Securities Act for use of the Registration Statement on Form S-3 (File No. 333-140433) for the offering of the Securities contemplated hereby. The Company is not an “ineligible issuer” as defined in Rule 405 of the Securities Act;
          (b) The Registration Statement was declared effective on February 15, 2007. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;
          (c) Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement;
          (d) Except to the extent that the following documents or other information are available on EDGAR, the Company has delivered to DBSI one complete copy of the

Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as DBSI has reasonably requested. The Prospectus delivered to DBSI for use in connection with the offering of Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation
S-T;
          (e) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to DBSI pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to DBSI furnished to the Company in writing (including, without limitation, electronic communications) by DBSI expressly for inclusion in any of the aforementioned documents;
          (f) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information relating to DBSI furnished to the Company in writing (including, without limitation, electronic communications) by DBSI expressly for inclusion in any of the aforementioned documents;
          (g) Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein in the light of the circumstances under which they were made or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading;

          (h) Each issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 19 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by DBSI specifically for use therein;
          (i) As of the date of this Agreement, the Company has an authorized capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants, or the exercise, conversion or redemption of any other equity-based compensatory awards, disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the issuance of Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement, the grant of options and other equity-based awards under existing stock option and other equity-based compensatory plans described in the Registration Statement (excluding the exhibits thereto), and the Prospectus), and the issuance of shares of Common Stock, if any, resulting from the exercise of exchange rights pursuant to exchangeable senior notes issued by the Operating Partnership as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; application has been, or will be, made to list the Securities on the Exchange, and as of the time of purchase, the Securities shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance;
          (j) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein;
          (k) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition

(financial or otherwise), or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”);
          (l) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than those set forth in Exhibit D or the most recent Form 10-K filed by the Company (collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the issued and outstanding capital stock or other ownership interest of each of the Subsidiaries, other than MPT Operating Partnership, L.P., Wichita Health Associates Limited Partnership and MPT West Houston MOB, L.P., of which the Company owns, directly or indirectly, a majority of the limited partnership units; other than the capital stock or other ownership interest of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of each Subsidiary and all amendments thereto have been made available to you; each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, except where the failure to be so in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are wholly or majority owned, directly or indirectly, by the Company subject to no security interest, other encumbrance or adverse claims, except where such security interests, other encumbrances or adverse claims would not materially affect or interfere in any material respect with the Company’s ability to exercise control over each of its Subsidiaries; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;
          (m) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;
          (n) The capital stock of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any; and the certificates for the Securities are in due and proper form;

          (o) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;
          (p) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws, or other organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except with respect to clauses (B) through (E) only for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect;
          (q) The execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws, or other organizational document, of the Company or any of the Subsidiaries or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except with respect to clauses (B) through (E) only for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect;
          (r) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, other than (i) registration of the Securities under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to

Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by DBSI., (iii) those that have been obtained or will be obtained or completed by the time of purchase; (iv) those the absence of which would not reasonably be expected to have a Material Adverse Effect and (v) the approval of the listing and/or qualification of the Securities for trading on the Exchange;
          (s) Except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, except such rights that have been granted pursuant to the Company’s equity incentive plan and with respect to any Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
          (t) Except as set forth in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;
          (u) KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board;
          (v) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below)

applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;
          (w) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the business, properties, management, financial, condition, results of operations, or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein);
          (x) Neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (y) Except as would not reasonably be expected to have a Material Adverse Effect, (A) each of the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of, or material to, their respective businesses as currently conducted (collectively, “Intellectual Property”), and (B) the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property;

          (z) To the knowledge of the Company and the Operating Partnership, neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary, except for any such notice that would not reasonably be expected to have a Material Adverse Effect;
          (aa) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect or which have been disclosed to DBSI or its counsel on or prior to the date hereof, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;
          (bb) The Company and the Subsidiaries are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present conditions, circumstances, activities, practices, actions or omissions on the part of the Company or the Subsidiaries that would reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent material compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or written claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (cc) To the knowledge of the Company and the Operating Partnership, there are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;
          (dd) To the knowledge of the Company and the Operating Partnership, none of the entities which prepared appraisals of the Properties, nor the entities which prepared Phase I or other environmental assessments with respect to the Properties, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee;
          (ee) Each of the Company and the Subsidiaries have timely filed all material tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;
          (ff) The Company and each of the Subsidiaries maintain or arrange for insurance covering their respective personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; to the knowledge of the Company and the Operating Partnership, all such insurance is fully in force on the date hereof;
          (gg) Except as otherwise disclosed to DBSI. or its counsel on or prior to the date hereof, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Prospectus or any Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except for any communication regarding such termination or non-renewal which would not reasonably be expected to have a Material Adverse Effect;
          (hh) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements, taken as a whole, in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (ii) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies to the extent known or knowable in light of the circumstances, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud to the extent known or knowable in light of the circumstances, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all known material weaknesses to the extent known or knowable, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act (as defined below in Section 21) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder;
          (jj) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;
          (kk) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
          (ll) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus;

          (mm) The issuance and sale of the Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
          (nn) The Company has not received any notice from the Exchange regarding the delisting of the Common Stock from the Exchange;
          (oo) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or by the Registration Statement;
          (pp) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;
          (qq) To the knowledge of the Company and the Operating Partnership and except as previously disclosed in property condition reports provided to DBSI. or its legal counsel, all real property owned or leased by the Company or any Subsidiary, whether owned in fee simple or through a joint venture or other partnership (each, a “Property” and collectively the “Properties”), (i) is free of any material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or (ii) in each instance, the Company or any Subsidiary, as the case may be, has either caused tenant to be responsible for such matters or has created or caused to be created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; to the knowledge of the Company and the Operating Partnership, no notice of any pending or threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to have a Material Adverse Effect has been received;
          (rr) Each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and Operating Partnership, each tenant or proposed tenant of the Properties has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; each tenant or proposed tenant of the Properties is required under the lease to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, and to the knowledge of the Company and the Operating Partnership, each tenant or proposed tenant of the Properties has made all such filings and obtained all such authorizations, consents and approvals, if any, as required under the lease, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, neither the Company nor any of the Subsidiaries and to the knowledge of the Company and the Operating Partnership no tenant or proposed tenant of the Properties is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct the business or own the properties and other assets which it currently provides or owns or which it proposes to provide or own as described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, except such accreditations and certifications described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, all of which have been obtained, except to the extent that any failure to have any such accreditation or certification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries and to the knowledge of the Company and the Operating Partnership, no tenant or proposed tenant of the Properties is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which, individually or in the aggregate, would result in a Material Adverse Effect;
          (ss) The Company and the Subsidiaries have good and marketable title in fee simple to all real property, and good title to all personal property, owned by them, in each case free and clear of all liens, claims, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are disclosed in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, or listed as an exception to any owner’s or leasehold title insurance policy with respect to such real property and personal property made available by the Company to DBSI. or its counsel or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if

any, or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary; the Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such real property, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;
          (tt) Each of the properties listed in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, as a property with respect to which the Company or one of its Subsidiaries has a leasehold interest is the subject of a lease that has been duly and validly authorized, executed and delivered by or on behalf of the Company or a Subsidiary, and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity;
          (uu) There are no real property interests or loans in respect of real property that any of the Company and the Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Company or the Subsidiaries of interests in real property or loans in respect of real property that are required to be described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, and are not so described;
          (vv) To the knowledge of the Company and the Operating Partnership, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Company and the Operating Partnership, there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the Properties, except such zoning changes, proceedings or actions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and the Operating Partnership and other than as disclosed to DBSI., no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, no tenant under any lease pursuant to which any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, would not reasonably be expected to have a Material Adverse Effect;
          (ww) The mortgages and deeds of trust encumbering the real property owned by the Company and its Subsidiaries are not convertible nor will the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Subsidiaries;
          (xx) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code") for all taxable years ended on or prior to December 31, 2008, beginning with its taxable year that began on April 6, 2004 and ended on December 31, 2004, and its current and proposed method of operation as described in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2009 and thereafter; all statements in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any, regarding the Company’s qualification and taxation as a real estate investment trust are correct in all material respects; the Company presently intends to continue to qualify as a real estate investment trust under the Code this year and for all subsequent years, and the Company does not know of any existing condition that would cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2009 or anytime thereafter;
          (yy) The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes;
          (zz) The Company was at all times from its formation on August 27, 2003 through April 6, 2004 an S corporation within the meaning of Section 1361(a)(1) of the Code;
          (aaa) To the Company’s or the Operating Partnership’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement;
          (bbb) The Company has not distributed and will not distribute, and has not authorized DBSI. to distribute, any offering material in connection with the offering and sale of the Securities to be sold hereunder by DBSI. as principal or agent for the Company, other than the Prospectus and any Free Writing Prospectus reviewed and consented to by DBSI. The Common Stock is currently listed on the Exchange under the trading symbol “MPW;”
          (ccc) The Company acknowledges and agrees that DBSI has informed the Company that DBSI may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent DBSI may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by DBSI;
          (ddd) The Company and the Operating Partnership acknowledge that DBSI and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to DBSI, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
          (eee) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA"), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and
          (fff) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     Any certificate signed by an officer of the Company and delivered to DBSI or to counsel for DBSI pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to DBSI as to the matters set forth therein.
     Section 6. Sale and Delivery to DBSI; Settlement.
          (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon DBSI’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, DBSI, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Transaction Entities acknowledges and agrees that (i) there can be no assurance that DBSI will be successful in selling Placement Securities, (ii) DBSI will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Placement Securities for any reason other than a failure by DBSI to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) DBSI shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by DBSI and the Transaction Entities.
          (b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the "Net Proceeds") will be equal to the aggregate sales price received by DBSI at which such Placement Securities were sold, after deduction for (i) DBSI’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
          (c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting DBSI’s or its designee’s account (provided DBSI shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, DBSI will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold DBSI harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to DBSI any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
          (d) Denominations; Registration. Certificates for the Securities, if any, shall be in such denominations and registered in such names as DBSI may request in writing at least one full business day before the Settlement Date. The certificates for the Securities, if any, will be made available for examination and packaging by DBSI in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

          (e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to DBSI in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to DBSI in writing. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.
          (f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities shall only be effected by or through DBSI on any single given day; provided, however, that (1) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (2) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
     Section 7. Covenants of the Company and the Operating Partnership.
          Each of the Transaction Entities covenants with DBSI as follows:
          (a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by DBSI. under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) to the extent that such information is not filed via EDGAR, the Company will notify DBSI promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to DBSI within a reasonable period of time before the filing and DBSI has not reasonably objected thereto (provided, however, that the failure of DBSI to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect DBSI’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to DBSI at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act.
          (b) Notice of Commission Stop Orders. The Company will advise DBSI, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.
          (c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Securities is required to be delivered by DBSI under the Securities Act with respect to a pending sale of the Placement Securities, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period the Registration Statement ceases to be effective or it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify DBSI to suspend the offering of Placement Securities during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
          (d) Listing of Placement Securities. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by DBSI under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Exchange and to qualify the Placement Securities for sale under the securities laws of such jurisdictions as DBSI reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

          (e) Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.
          (f) Delivery of Registration Statement and Prospectus. The Company will furnish to DBSI and its counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as DBSI may from time to time reasonably request and, at DBSI’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to DBSI to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to DBSI will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.
          (h) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with DBSI, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as DBSI may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
          (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.
          (j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide DBSI notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to DBSI in advance, or (iv) any Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement. To the extent requested in writing by the Company, DBSI shall keep notices provided under this Section 7(j) confidential.
          (k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise DBSI promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter, comfort letter or the like provided to DBSI pursuant to Section 7 of this Agreement.
          (l) Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by DBSI or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as DBSI may reasonably request.
          (m) Required Filings Relating to Placement of Placement Securities. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Securities sold through DBSI, the Net Proceeds to the Company and the compensation payable by the Company to DBSI with respect to such Placement Securities, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
          (n) Representation Dates; Certificate. On the date of this Agreement and each time the Company:
     (i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

     (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information for the Company or a material amendment to the previously filed Form 10-K (a material amendment shall not include any Form 10-K/A filed solely for the purposes of providing financial statements for significant tenants));
     (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or
     (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, or
Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”
     the Company shall furnish DBSI with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide DBSI with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or DBSI sells any Placement Securities, the Company shall provide DBSI with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.
          (o) Legal Opinion. (1) On the date of this Agreement and (2) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to DBSI a written opinion of Goodwin Procter LLP (“Company Counsel”) and Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (with respect to tax matters), or other counsel satisfactory to DBSI, in form and substance satisfactory to DBSI and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1, Exhibit E-2 and Exhibit E-3, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish DBSI with a letter (a “Reliance Letter”) to the effect that DBSI may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

          (p) Agent Counsel Legal Opinion. (1) On the date of this Agreement and (2) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, DBSI shall have received the favorable opinion of DLA Piper LLP (US), counsel to DBSI, dated as of such date, in customary form and substance satisfactory to DBSI, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
          (q) Comfort Letter. (1) On the date of this Agreement and (2) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish DBSI letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to DBSI, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
          (r) REIT Treatment. The Company will use its reasonable efforts to enable the Company to continue to meet the requirements to qualify for taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.
          (s) Investment Company Act. The Company will in the future use its commercially reasonable efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.
          (t) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
          (u) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and DBSI in its capacity as principal or agent hereunder, neither DBSI nor the Company (including its agents and representatives, other than DBSI in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by DBSI as principal or agent hereunder.
          (v) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify DBSI and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
          (w) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.
          (x) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through DBSI during the relevant quarter.
          (y) Market Stabilization. The Company will not, and will use its commercially reasonable efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of DBSI the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.
          (z) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by DBSI under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
          (aa) Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Amount.
     Section 8. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as DBSI shall deem necessary, (ii) the printing and delivery to DBSI of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to DBSI, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to DBSI, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees (provided, however, any fees or disbursements of counsel for DBSI in connection therewith shall be paid by DBSI), (vi) the printing and delivery to DBSI of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as DBSI shall deem necessary, (vii) the preparation, printing and delivery to DBSI of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, in such number as DBSI shall deem necessary, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to any review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.
     Section 9. Conditions of DBSI’s Obligations.
     The obligations of DBSI hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
          (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (1) all sales of Placement Securities issued pursuant to all prior Placement Notices and (2) the sale of all Placement Securities contemplated to be issued by any Placement Notice.
          (b) No Material Notices. None of the following events shall have occurred and be continuing: (1) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (2) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (3) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (4) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (d) Opinion of Counsel for Company. DBSI shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).
          (e) Representation Certificate. DBSI shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).
          (f) Accountant’s Comfort Letter. DBSI shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).
          (g) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.
          (h) No NYSE Suspension or FINRA Objection. Trading in the Securities shall not have been suspended on the NYSE. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.
          (i) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for DBSI shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
          (j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement

Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
          (k) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by DBSI by notice to the Company. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.
     Section 10. Indemnification.
          (a) Indemnification by the Transaction Entities. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless DBSI, its partners, members, directors, officers, employees and agents and each person, if any, who controls DBSI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Transaction Entities, which consent shall not unreasonably be delayed or withheld; and
               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by DBSI expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by DBSI. DBSI agrees to indemnify and hold harmless each Transaction Entity, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) solely in reliance upon and in conformity with written information furnished to the Company by DBSI expressly for use therein.
          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     Section 11. Contribution.
     If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (1) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and DBSI on the other hand from the offering of the Securities pursuant to this Agreement or (2) if the allocation provided by clause (1) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of the Transaction Entities on the one hand and of DBSI on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses.
     The relative benefits received by the Transaction Entities on the one hand and DBSI on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities bear to the total discount, commissions or other compensation received by DBSI.
     The relative fault of the Transaction Entities on the one hand and DBSI on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by DBSI and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Transaction Entities and DBSI agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, DBSI shall not be required to contribute any amount in excess of the discount, commission or other compensation received by DBSI hereunder.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls DBSI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as DBSI, and each director of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transaction Entities.
     Section 12. Representations and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of DBSI or controlling person, or by or on behalf of the Transaction Entities, and shall survive delivery of the Securities to DBSI.
     Section 13. Termination of Agreement.
          (a) Termination; General. DBSI may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of DBSI is material and adverse and makes it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of DBSI, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (3) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.
          (b) Termination by the Transaction Entities. The Transaction Entities shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.
          (c) Termination by DBSI. DBSI shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
          (d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Securities through DBSI pursuant to this Agreement.
          (e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(k), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

          (f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by DBSI or the Transaction Entities, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
          (g) Liabilities. If this Agreement is terminated pursuant to Section 9(k) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof, and the obligation herein to pay any discount, commission or other compensation accrued but unpaid, shall survive such termination and remain in full force and effect.
     Section 14. Notices.
     All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement. Notices to DBSI shall be directed to DBSI at Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Attn: Equity Syndicate Desk, 4th Floor, notices to the Transaction Entities shall be directed to them at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Charles Lambert, with copies to Michael G. Stewart, General Counsel, at the same address, and Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, fax no. (617) 523-1231, Attention: Yoel Kranz. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
     Section 15. Parties.
     This Agreement shall inure to the benefit of and be binding upon DBSI, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than DBSI, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of DBSI, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from DBSI shall be deemed to be a successor by reason merely of such purchase.
     Section 16. Adjustments for Stock Splits.
The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
     Section 17. Governing Law and Time; Waiver of Jury Trial.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 18. Consent to Jurisdiction. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     Section 19. Use of Information. DBSI may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.
     Section 20. Effect of Headings.
     The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     Section 21. Definitions.
     As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
     “Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

     “EDGAR” means collectively the Commission’s Electronic Data Gathering, Analysis and Retrieval system and Interactive Data Electronic Applications.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.
     “Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.
     “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Statutory Prospectus” means the prospectus relating to the Securities that is included in the Registration Statement as of the Applicable Time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof;
     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by DBSI outside of the United States.
     Section 22. Permitted Free Writing Prospectuses.

     Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of DBSI, and DBSI represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by DBSI or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.
     Section 23. Absence of Fiduciary Relationship.
          Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:
          (a) DBSI is acting solely as agent (or as principal pursuant to a separate underwriting or similar agreement described in Section 1) in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and DBSI, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not DBSI has advised or is advising the Company on other matters, and DBSI has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
          (b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) DBSI has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
          (d) it is aware that DBSI and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and DBSI has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
          (e) it waives, to the fullest extent permitted by law, any claims it may have against DBSI for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that DBSI shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
     Section 24. Integration.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and DBSI, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and DBSI. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
     Section 25. Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
[Remainder of Page Intentionally Blank]

     If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and DBSI, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company, the Operating Partnership and DBSI.

Very truly yours,

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner

Name:	R. Steven Hamner

Title:	Executive Vice President and CFO

MPT OPERATING PARTNERSHIP, L.P.

By:	MEDICAL PROPERTIES TRUST, LLC, its general partner

	By:	MEDICAL PROPERTIES TRUST, INC., its sole member

	By:	/s/ R. Steven Hamner

		Name:	R. Steven Hamner

		Title:	Executive Vice President and CFO

CONFIRMED AND ACCEPTED, as of
      the date first above written:
DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brian Rigney

Authorized Signatory

By:	/s/ Brad Miller

Authorized Signatory

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject:	Equity Distribution—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Medical Properties Trust, Inc. (the “Company”), MPT Operating Partnership, L.P. and Deutsche Bank Securities Inc. (“DBSI”) dated November [___], 2009 (the “Agreement”), I hereby request on behalf of the Company that DBSI sell up to [ ] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $                     per share [until [date]].*

*	[The Company shall add additional parameters, such as the bracketed text regarding a termination date, to the Placement Notice as it may deem necessary at any time].

EXHIBIT B
AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES
Authorized Individuals for the Company
Edward K. Aldag, Jr.
R. Steven Hamner
Designated Individuals for Deutsche Bank Securities Inc.
Brian Rigney
Jeremy Fox
Ananth Bhogaraju
Becky Johnson
Walter Oh
Ryan Cunn

EXHIBIT C
COMPENSATION
DBSI shall be paid compensation equal to two percent (2.0%) of the gross proceeds from the sales of the Securities sold by DBSI pursuant to the terms of this Agreement.

EXHBIT D
SUBSIDIARIES OF THE COMPANY
Medical Properties Trust LLC
MPT Development Services, Inc.
MPT Finance Company, LLC
MPT Operating Partnership, L.P.
4499 Acushnet Avenue, LLC
8451 Pearl Street, LLC
MPT of Bucks County, LLC
MPT of Bucks County, L.P.
MPT of Covington, LLC
MPT of Denham Springs, LLC
MPT of Bloomington, LLC
MPT of North Cypress, LLC
MPT of North Cypress, L.P.
MPT of Redding, LLC
MPT of Sherman Oaks, LLC
MPT of Dallas LTACH, LLC
MPT of Dallas LTACH, L.P.
MPT of Montclair, LLC
MPT of Montclair, L.P.
MPT of Portland, LLC
MPT of Detroit, LLC
MPT of Warm Springs, LLC
MPT of Warm Springs, L.P.
MPT of Victoria, LLC
MPT of Victoria, L.P.
MPT of Luling, LLC
MPT of Luling, L.P.
MPT of Huntington Beach, LLC
MPT of Huntington Beach, L.P.
MPT of West Anaheim, LLC
MPT of West Anaheim, L.P.
MPT of La Palma, LLC
MPT of La Palma, L.P.
MPT of Paradise Valley, LLC
MPT of Paradise Valley, L.P.
MPT of Twelve Oaks, LLC
MPT of Twelve Oaks, L.P.
MPT of Shasta, LLC
MPT of Shasta, L.P.
MPT of Inglewood, LLC
MPT of Inglewood, L.P.
MPT of Victorville, LLC
MPT of Chino, LLC
MPT of Centinela, LLC
MPT of Centinela, L.P.
MPT of Southern California, LLC
MPT of Southern California, L.P.
MPT West Houston Hospital, LLC
MPT West Houston Hospital, L.P.
MPT West Houston MOB, LLC
MPT West Houston Hospital MOB, L.P.
MPT of West Valley City, LLC
MPT of Idaho Falls, LLC
Mountain View-MPT Hospital, LLC
MPT of Poplar Bluff, LLC
MPT of Cheraw, LLC
MPT of Bennettsville, LLC
MPT of Cleveland Texas, L.P.
MPT of Cleveland Texas, LLC
MPT of Bossier City, LLC
MPT of Webster, L.P.
MPT of Webster, LLC
MPT of Tucson, LLC
MPT of Morgantown, LLC
MPT of Fayetteville, LLC
MPT of Ft. Lauderdale, LLC
MPT of Wichita, LLC
Wichita Health Associates Limited Partnership
MPT of Petersburg, LLC
MPT of Bristol, LLC
MPT of Enfield, LLC
MPT of Newington, LLC
MPT of Providence, LLC
MPT of Springfield, LLC
MPT of Warwick, LLC
MPT of Encino, L.P.
MPT of Encino, LLC
MPT of Garden Grove Hospital, L.P.
MPT of Garden Grove Hospital, LLC

MPT of Garden Grove MOB, L.P.
MPT of Garden Grove MOB, LLC
MPT of San Dimas Hospital, L.P.
MPT of San Dimas Hospital, LLC
MPT of San Dimas MOB, L.P.
MPT of San Dimas Hospital, LLC

2

EXHIBIT E-1
MATTERS TO BE COVERED BY INITIAL
OPINION OF GOODWIN PROCTER LLP
[Intentionally omitted]

EXHIBIT E-2
MATTERS TO BE COVERED BY INITIAL OPINION OF BAKER, DONELSON,
BEARMAN, CALDWELL & BERKOWITZ, PC
[Intentionally omitted]

Exhibit E-3
MATTERS TO BE COVERED BY SUBSEQUENT COMPANY COUNSEL OPINIONS
Conform to opinion paragraphs above.

EXHIBIT F
OFFICER’S CERTIFICATE
     The undersigned, [Name], the duly qualified and elected                     , of MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (the “Company”) and the sole member of the general partner of MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”), does hereby certify in such capacity and on behalf of the Company and the Operating Partnership, pursuant to Section 7(n) of the Equity Distribution Agreement dated November 9, 2009 (the “Agreement”) between the Company, the Operating Partnership and DEUTSCHE BANK SECURITIES INC.:
     (i) The representations and warranties of the Company and the Operating Partnership in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
     (ii) Each of the Company and the Operating Partnership has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Deutsche Bank Securities Inc.).